SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Materials Pursuant toss.240.14a-11(c) orss.240.14a-12

                          PROGRESSIVE RETURN FUND, INC.
                 Name of Registrant as Specified In Its Charter

                                       N/A
      Name of Person(s) Filing Proxy Statement if other than the Registrant

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      1)    Title of each class of securities to which transaction applies:



      2)    Aggregate number of securities to which transaction applies:



      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:



[ ]   Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which such offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:



      2)    Form, Schedule or Registration Statement No.:



      3)    Filing Party:



      4)    Date Filed:

       THIS PRELIMINARY PROXY MATERIAL IS FILED FOR THE INFORMATION OF THE
                    SECURITIES AND EXCHANGE COMMISSION ONLY.


                          PROGRESSIVE RETURN FUND, INC.
                               383 Madison Avenue
                            New York, New York 10179

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     To Be Held On Thursday, April 18, 2002

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Progressive Return Fund, Inc. (the "Fund"), a Maryland corporation, will be held at the executive offices of Bear Stearns Funds Management Inc., 383 Madison Avenue, 13th Floor, Conference Room 301, New York, New York 10179 on Thursday, April 18, 2002, at 11:00 a.m., for the following purposes:

         1. To elect two Class II Directors to hold office until the year 2005 Annual Meeting of Stockholders (Proposal 1);

         2. To ratify the selection of Tait, Weller & Baker as the Fund's independent accountants for the year ending December 31, 2002 (Proposal 2);

         3. To approve a one-for-four reverse stock split of the Fund's issued and outstanding shares of common stock and the amendment to the Articles of Incorporation (Proposal 3); and

         4. To consider and vote upon such other matters as may properly come before said Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 15, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at this Meeting or any adjournment thereof. The stock transfer books will not be closed.

         Copies of the Fund's most recent annual report may be ordered free of charge to any stockholder by writing to the Fund at c/o Bear Stearns Funds Management Inc., 383 Madison Avenue, 23rd Floor, New York, New York 10179, or by calling collect (212) 272-2093.

                                             By Order of the Board of Directors,

                                             Thomas R. Westle
                                             Secretary
Dated    March 25, 2002

UNLESS YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED REPLY ENVELOPE. YOUR PROMPT RESPONSE WILL ASSURE A QUORUM AT THE MEETING.

                      INSTRUCTIONS FOR SIGNING PROXY CARDS


         The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

3. Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:


                                  REGISTRATION


CORPORATE ACCOUNTS                                            VALID SIGNATURE

(1)  ABC Corp...........................................ABC Corp.
                                                        (by John Doe, Treasurer)
(2)  ABC Corp...........................................John Doe, Treasurer
(3)  ABC Corp.
     c/o John Doe, Treasurer............................John Doe
(4)  ABC Corp. Profit Sharing Plan......................John Doe, Trustee

TRUST ACCOUNTS

(1)  ABC Trust..........................................Jane B. Doe, Trustee
(2)  Jane B. Doe, Trustee
     u/t/d/ 12/28/78....................................Jane B. Doe

CUSTODIAL OR ESTATE ACCOUNTS

(1)  John B. Smith, Cust.
     f/b/o John B. Smith, Jr. UGMA......................John B. Smith
(2)  John B. Smith......................................John B. Smith, Jr.,
                                                        Executor

                          PROGRESSIVE RETURN FUND, INC.
                               383 Madison Avenue
                            New York, New York 10179
                         -------------------------------

                                 PROXY STATEMENT
                                       for
                         ANNUAL MEETING OF STOCKHOLDERS
                     to be held on Thursday, April 18, 2002

                         -------------------------------

GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Progressive Return Fund, Inc., a Maryland corporation (the "Fund") for use at the Annual Meeting of Stockholders for the year 2002 (the "Meeting") to be held at the executive offices of Bear Stearns Funds Management Inc., 383 Madison Avenue, 13th Floor, Conference Room 301, New York, New York 10179 on Thursday, April 18, 2002, at 11:00 a.m., New York time, and at any and all adjournments thereof. A form of proxy is enclosed herewith. This Proxy Statement and the accompanying form of proxy are being first mailed to stockholders on or about March 25, 2002.

         Any stockholder who executes and delivers a proxy may revoke it by written communication to the Secretary of the Fund at any time prior to its use or by voting in person at the Meeting. Unrevoked proxies will be voted in accordance with the specifications thereon and, unless specified to the contrary, will be voted FOR the election of Messrs. Edwin Meese III and Ralph W. Bradshaw as the nominees for Director, FOR the ratification of the selection of Tait, Weller & Baker as the independent accountants of the Fund for the year ending December 31, 2002, and FOR the approval of the one-for-four reverse stock split of the Fund's issued and outstanding shares of common stock and the amendment to the Articles of Incorporation.

         In general, abstentions and broker non-votes, as defined below, count for purposes of obtaining a quorum but do not count as votes cast with respect to any proposal where the broker does not have discretion. With respect to a proposal requiring the affirmative vote of a majority of the Fund's outstanding shares of common stock, the effect of abstentions and broker non-votes is the same as a vote against such proposal. Otherwise, abstentions and broker non-votes have no effect on the outcome of a proposal. A broker non-vote is a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power.

         Under the By-Laws of the Fund, a quorum is constituted by the presence in person or by proxy of the holders of record one-third of the outstanding shares of common stock of the Fund entitled to vote at the Meeting. In the event that a quorum is not present at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to a date not more than one hundred twenty (120) days after the original record date to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies which they are entitled to vote FOR or AGAINST any such proposal in their discretion.

         The cost of soliciting the proxies will be borne by the Fund. Proxy solicitations will be made primarily by mail, but solicitations may also be made by telephone, telegraph or personal interviews conducted by officers or employees of the Fund or Bear Stearns Funds Management Inc., the administrator to the Fund (the "Administrator").

         Only holders of issued and outstanding shares of the Fund's common stock of record at the close of business on March 15, 2002 are entitled to notice of, and to vote at, the Meeting. Each such holder is entitled to one vote per share of common stock so held. The number of shares of common stock outstanding on March 15, 2002 was 4,456,882. The Fund is a closed-end, non-diversified management investment company.

         Copies of the Fund's most recent annual report may be ordered free of charge to any stockholder by writing to the Fund at c/o Bear Stearns Funds Management Inc., 383 Madison Avenue, New York, New York 10179, or by telephone by calling the Fund collect. This report is not to be regarded as proxy-soliciting material.

         This Proxy Statement is first being mailed to stockholders on or about March 25, 2002.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS


         In accordance with the Fund's By-laws, the Fund's Board of Directors is divided into three classes: Class I, Class II and Class III. Each class has a term of three years and each year the term of office of one class expires. The effect of these staggered terms is to limit the ability of other entities or persons to acquire control of the Fund by delaying the replacement of a majority of the Board of Directors.

         At the Meeting, stockholders will be asked to elect two Class II Directors to hold office until the year 2005 Annual Meeting of Stockholders or thereafter until each of their respective successors is duly elected and qualified. The term of office of the Class I Directors, currently consisting of Messrs. Thomas H. Lenagh and Andrew A. Strauss, expires at the year 2004 Annual Meeting of Stockholders or thereafter in each case until their successors are duly elected and qualified. The term of office of the Class III Directors, Messrs. Glenn W. Wilcox, Sr. and Scott B. Rogers, expires at the year 2003 Annual Meeting of Stockholders or thereafter in each case until their successors are duly elected and qualified.

         At the Meeting, stockholders will be asked to vote for the election of Messrs. Ralph W. Bradshaw and Edwin Meese III as Class II Directors to serve until the year 2005 Annual Meeting of Stockholders or thereafter until each of their successors is duly elected and qualified. If elected, each nominee has consented to serve as a director of the Fund until his successor is duly elected and qualified.

         The persons named in the accompanying form of proxy intend to vote at the Meeting (unless directed not to vote) FOR the election of Messrs. Ralph W. Bradshaw and Edwin Meese III. Each nominee has indicated that he will serve if elected, and the Board of Directors has no reason to believe that any of the nominees named above will become unavailable for election as a director, but if any nominee should be unable to serve, the proxy will be voted for any other person determined by the persons named in the proxy in accordance with their judgment.

         The following table sets forth the names, addresses, ages and principal occupations of each of the nominees for election as Class II Directors:


                                    NOMINEES

                                          Term of                                 Directorships held by
                                          Office                                  Nominee for Director
Name, Address and Age       Position(s)   Since      Principal Occupation         outside of Fund Complex*
                            with Fund                during past 5 years
INDEPENDENT NOMINEE:
Edwin Meese III (70)          Director      2001     Distinguished Fellow, The
The Heritage Foundation                              Heritage Foundation,
214 Massachusetts Ave. NE                            Washington D.C.;
Washington D.C. 20002                                Distinguished Visiting
                                                     Fellow at the Hoover
                                                     Institution, Stanford
                                                     University; Distinguished
                                                     Senior Fellow at the
                                                     Institute of United States
                                                     Studies, University of
                                                     London; and Formerly U.S.
                                                     Attorney General under
                                                     President Ronald Reagan.
NON-INDEPENDENT NOMINEE:
Ralph W. Bradshaw (51)*     Chairman of     1999     President, Director and      Director  of The Austria
One West Pack Square        the Board                Shareholder of Cornerstone   Fund, Inc., The SmallCap Fund,
Suite 1650                  and                      Advisors, Inc.; Vice         Inc. and EIS Fund, Inc. Advisors,
Asheville, NC 28801         President                President, Deep Discount     Inc. (1993-1999).

------------
* The Fund Complex is comprised of the Fund, Cornerstone Strategic Value Fund, Inc. and The Cornerstone Strategic Return Fund, Inc. all of which are managed by Cornerstone Advisors, Inc.
** Mr. Bradshaw is an "interested person" as defined in the Investment Company Act of 1940 ("Investment Company Act") because he is a director, officer and 50% shareholder in Cornerstone Advisors, Inc., the Fund's investment manager.


                          REMAINING BOARD OF DIRECTORS

         The following tables set forth the names, ages and principal occupations of each of the remaining Directors of the Fund:

                                       Term of
                          Office Directorships held by
Name, Address and Age     Position(s)  Since     Principal Occupation       Director outside of the Fund
                          with Fund              during past 5 years        Complex

CLASS I INDEPENDENT DIRECTORS SERVING UNTIL THE YEAR 2004 ANNUAL MEETING OF
STOCKHOLDERS.

Andrew A. Strauss (48)    Director     2000      Attorney and senior        Director of EIS Fund, Inc.,
77 Central Avenue                                member of Strauss &        Memorial Mission Hospital
Suite F                                          Associates, P.A.,          Foundation and Deerfield
Asheville, NC 28801                              Attorneys, Asheville and   Episcopal Retirement
                                                 Hendersonville, N.C.;      Community.
                                                 previous President of
                                                 White Knight Healthcare,
                                                 Inc. and LMV Leasing,
                                                 Inc., a wholly owned
                                                 subsidiary of Xerox
                                                 Credit Corporation.

Thomas H. Lenagh (79)
13 Allen's Corner Road    Director     2001      Chairman of the Board of   Director of Gintel Fund, The
Flemington, NJ 08822                             Inrad Corp. and            Adams Express Corp.,
                                                 Independent Financial      Petroleum and Resources
                                                 Adviser.                   Corporation and ICN
                                                                            Pharmaceuticals.

CLASS III INDEPENDENT DIRECTORS SERVING UNTIL THE YEAR 2003 ANNUAL MEETING OF
STOCKHOLDERS.

Glenn W. Wilcox, Sr.      Director     2000      Chairman of the Board      Director of EIS Fund, Inc.
(70)                                             and Chief Executive        and Wachovia Corp.; Board
One West Pack Square                             Officer of Wilcox Travel   Trustee and Chairman of
Suite 1700                                       Agency; Director,          Appalachian State University;
Asheville, NC 28801                              Champion Industries,       and Board Trustee and
                                                 Inc.; Chairman, Tower      Director, Mars Hill College.
                                                 Associates, Inc. (a real
                                                 estate venture).


                                      -5-


CLASS III INDEPENDENT DIRECTORS CONTINUED.
Scott B. Rogers (46)      Director     2000      Chief Executive Officer,   Director of EIS Fund, Inc.
30 Cumberland Ave.                               Asheville Buncombe         and A-B Vision Board;
Asheville, NC 28801                              Community Christian        Chairman and Director,
                                                 Ministry; and President,   Recycling Unlimited and
                                                 ABCCM Doctor's Medical     Interdenominational
                                                 Clinic; Director,          Ministerial Alliance.
                                                 Southeastern
                                                 Jurisdiction Urban
                                                 Networkers; Appointee,
                                                 NC Governor's Commission
                                                 on Welfare to Work.



         All of the Directors and Nominees for Directors served on the Board of Directors for each closed-end fund within the Fund Complex that was managed by Cornerstone Advisors, Inc. ("Cornerstone Advisors"), the Fund's investment manager, during the year ended December 31, 2002.

         The following table sets forth, for each Director and for the Directors as a group, the amount of shares beneficially owned in the Fund as of March 15, 2002. The information as to beneficial ownership is based on statements furnished to the Fund by each Director. Unless otherwise noted, beneficial ownership is based on sole investment power.

                     Name of Director                      Amount of Securities
                                                            Beneficially Owned
                     Edwin Meese III                                   0
                     Ralph W. Bradshaw                             2,500
                     Andrew A. Strauss                               400
                     Thomas H. Lenagh                                  0
                     Glenn W. Wilcox Sr.                           1,000
                     Scott B. Rogers                                   0
                     All Directors as a Group                      3,900

         The following table sets forth, for each Director, the aggregate dollar range of equity securities owned of the Fund and of all Funds overseen by each Director in the Fund Complex as of March 15, 2002. The information as to beneficial ownership is based on statements furnished to the Fund by each Director.

-------------------------- ----------------------- --------------------------
Name                       Dollar Range of         Aggregate Dollar Range of
                           Equity Securities in    Equity Securities in All
                           the Fund.               Funds Overseen by
                                                   Directors in FundComplex.
-------------------------- ----------------------- --------------------------
Edwin Meese III            0                       0
-------------------------- ----------------------- --------------------------
Ralph A. Bradshaw          $10,001-$50,000         $50,001-$100,000
-------------------------- ----------------------- --------------------------
Andrew A. Strauss          $1-$10,000              $10,001-$50,000
-------------------------- ----------------------- --------------------------
Thomas H. Lenagh           0                       0
-------------------------- ----------------------- --------------------------
Glenn W. Wilcox Sr.        $1-$10,000              $10,001-$50,000
-------------------------- ----------------------- --------------------------
Scott B. Rogers            0                       0
-------------------------- ----------------------- --------------------------

                               EXECUTIVE OFFICERS

         In addition to Mr. Bradshaw, the current officers of the Fund are:

                                          Term of
Name, Address and Age       Position(s)   Office     Principal Occupation during     Directorships held
                            with Fund     Since      past 5 years                    by Officer

Gary A. Bentz (45)          Vice          2001       Vice President of Cornerstone   Director of The
One West Pack Square        President                Advisors, Vice President and    Austria Fund, Inc.
Suite 1650                  and                      Treasurer of The Cornerstone    and EIS Fund, Inc.;
Asheville, NC 28801         Treasurer                Strategic Return Fund, Inc.,
                                                     Cornerstone Strategic Value
                                                     Fund, Inc. and EIS Fund,
                                                     Inc.; Chief Financial Officer
                                                     of Deep Discount Advisors,
                                                     Inc. (1993-2000).
Thomas R. Westle (48)       Secretary     2001       Partner of Spitzer & Feldman
405 Park Avenue                                      P.C., a law firm, and
New York, NY 10022                                   previous Partner at Battle
                                                     Fowler LLP; Secretary of The
                                                     Cornerstone Strategic Return
                                                     Fund, Inc., Cornerstone
                                                     Strategic Value Fund, Inc.
                                                     and EIS Fund, Inc.

         Under the federal securities laws, the Fund is required to provide to stockholders in connection with the Meeting information regarding compensation paid to Directors by the Fund as well as by the various other U.S. registered investment companies advised by the Fund's investment manager during its prior fiscal year. The following table provides information concerning the compensation paid during the year ended December 31, 2001, to each Director of the Fund. All of the Directors received compensation for serving as a Director of Cornerstone Strategic Value Fund, Inc. and The Cornerstone Strategic Return Fund, Inc., which were also managed by Cornerstone Advisors during the year ended December 31, 2001. Please note that the Fund has no bonus, profit sharing, pension or retirement plans.
                                                        Total Compensation
                                      Aggregate         From Fund and Fund
                        Director     Compensation       Complex* Paid to
  Name of Director       Since        From Fund             Director
  ----------------       -----        ---------             --------
Ralph W. Bradshaw        1999         $24,671               $58,621
Glenn W. Wilcox, Sr.     2000          $7,850               $26,150
Andrew A. Strauss        2000          $7,850               $26,150
Edwin Meese III          2001          $6,650               $22,450
Scott B. Rogers          2000          $7,850               $26,150
Thomas H. Lenagh         2001          $6,650               $23,000
William A. Clark**       2000          $7,295               $31,745

--------------
* Fund Complex refers to the Fund, The Cornerstone Strategic Return Fund, Inc. and Cornerstone Strategic Value Fund, Inc. which are all managed by Cornerstone Advisors.
** Mr. Clark decided not to stand for re-election and resigned from his position as a member of the Board of Directors of the Fund on January 31, 2001.

         Each Director attended at least seventy-five (75%) percent or more of the six (6) meetings of the Board of Directors (including regularly scheduled and special meetings) held during the period for which he was a Director.

                                 AUDIT COMMITTEE

         The Fund's Audit Committee is currently composed of five independent directors, Messrs. Wilcox, Strauss, Meese, Lenagh and Rogers. The principal functions of the Audit Committee include but are not limited to: (i) recommendations to the Board for the appointment of the Fund's independent accountants; (ii) review of the scope and anticipated cost of the independent accountant's audit; and (iii) consideration of the independent accountant's reports concerning their conduct of the audit, including any comments or recommendations the Board of Directors might make in connection thereto. The Audit Committee convened three times during the fiscal year ended December 31, 2001. Each member of the Audit Committee attended at least seventy-five percent (75%) or more of the three meetings of the Audit Committee.

         On June 1, 2000, the Audit Committee, followed by the full Board of Directors, adopted a written charter setting forth the duties and responsibilities of the Audit Committee, and such charter was reapproved by the Board of Directors on February 9, 2001 and February 14, 2002, respectively. The Audit Committee recommends to the Board of Directors, subject to stockholder approval, the selection of Tait, Weller & Baker, as the Fund's independent accountants.

         On February 25, 2002, the Board of Directors and the Audit Committee determined to replace PricewaterhouseCoopers LLP ("PwC") as the Fund's independent public accountants. PwC's accountant report for the past two years did not contain any adverse opinion or any qualification as to uncertainty, audit scope or accounting principles. Further, the Board's decision to replace PwC was not due to any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

         The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP, the independent accountants for the Fund's most recent fiscal year, for professional services rendered for: (i) the audit of the Fund's annual financial statements and the review of financial statements included in the Fund's reports to stockholders ("Audit Fees"); (ii) financial information systems design and implementation services provided to the Fund, its investment manager and entities that control, are controlled by or under common control with the investment manager that provides services to the Fund ("Financial Information Systems Design"); and (iii) all other services provided to the Fund, its investment manager and entities that control, are controlled by or under common control with the Fund's investment manager that provides services to the Fund ("All Other Fees").

                       FINANCIAL INFORMATION
AUDIT FEES                SYSTEMS DESIGN                ALL OTHER FEES
  $29,750                      $0                            $3,000

         The Fund has no nominating or compensation committees.

AUDIT COMMITTEE REPORT

         The Audit Committee has met and held discussions with the Fund's Administrator, Bear Stearns Funds Management Inc., and the Fund's independent accountants. The Administrator represented to the Audit Committee that the Fund's financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with the Fund's Administrator and its independent accountants. The Audit Committee also discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.

         The Fund's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants' their independence, in light of the services they were providing.

         Based upon the Audit Committee's discussion with the Fund's Administrator and the independent accountants and the Audit Committee's review of the representations of the Fund's Administrator and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Fund's Annual Report for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission.

                                                   Respectfully submitted,

                                                   Edwin Meese III
                                                   Glenn W. Wilcox, Sr.
                                                   Andrew A. Strauss
                                                   Thomas H. Lenagh
                                                   Scott B. Rogers

         SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 30(h) of the 1940 Act in combination require the Fund's directors and officers, persons who own more than ten (10%) of the Fund's common stock, and the Fund's investment manager and its directors and officers, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange, Inc. The Fund believes that the Fund's directors and officers, the Fund's investment manager and its directors and officers have complied with all applicable filing requirements during the year ended December 31, 2001.

REQUIRED VOTE

         Directors are elected by a plurality (a simple majority of the votes cast at the meeting) of the votes cast by the holders of shares of common stock of the Fund present in person or represented by proxy at a meeting with a quorum present. For purposes of the election of Directors, abstentions and broker non-votes will be counted as shares present for quorum purposes, may be considered votes cast, and may affect the plurality vote required for Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF MESSRS. EDWIN MEESE III AND RALPH W. BRADSHAW AS CLASS II DIRECTORS OF THE FUND.

                                 PROPOSAL NO. 2

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The second proposal to be submitted will be the ratification or rejection of the selection by the Board of Directors of Tait, Weller & Baker as independent public accountants of the Fund for the year ending December 31, 2002. At a meeting held on February 25, 2002, the Board of Directors, including those directors who are not "interested persons" of the Fund, approved the selection of Tait, Weller & Baker for the year ending December 31, 2002 and determined to replace PricewaterhouseCoopers LLP. Such selection of Tait, Weller & Baker is being submitted to the stockholders for ratification. The engagement of Tait, Weller & Baker is conditioned on the right of the Fund, by majority vote of its stockholders, to terminate such employment.

         Tait Weller & Baker has informed the Fund that neither it nor any of its partners has any direct or indirect financial interest in the Fund. A representative of Tait Weller & Baker will be available by telephone at the Meeting and will have the opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions.

REQUIRED VOTE

         Ratification of the selection of Tait Weller & Baker as independent accountants of the Fund requires the affirmative vote of the holders of a simple majority, defined as a majority of the votes cast by holders of shares of common stock of the Fund present in person or represented by proxy at a meeting with a quorum present. For purposes of this proposal, abstentions and broker non-votes will be counted as shares present at the Meeting for quorum purposes and may be considered votes cast for the foregoing purpose.


THE BOARD OF DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF TAIT, WELLER & BAKER AS THE FUND'S INDEPENDENT PUBLIC ACCOUNTANTS.

                                 PROPOSAL NO. 3

                 APPROVAL OF ONE-FOR-FOUR REVERSE STOCK SPLIT OF
                THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK
               AND THE AMENDMENT TO THE ARTICLES OF INCORPORATION

         The Board of Directors has determined that it is in the best interests of the Fund and the stockholders to approve an amendment to Article V of the Fund's Articles of Incorporation to effect a reverse stock split of the Fund's common stock on the basis of one new share of common stock for each four shares (1-for-4) of presently outstanding common stock. The amendment to the Articles of Incorporation, attached hereto as Exhibit A, would reduce the number of shares that are issued and outstanding as of the date of the amendment but would not have any other effect or change to the Fund's Articles of Incorporation or the rights of stockholders.

         On February 25, 2002, the Board reviewed the Fund's current market price and net asset value per share and compared it to the Fund's historical market prices and net asset values per share, which have consistently been near to or in excess of $15.00. The Board believes that some action needs to be taken in order to bring the current market price and net asset value per share close to such historical level. Although no assurances can be given, the Board believes that a reverse stock split would have a the affect of increasing the Fund's market price and net asset value per share. Please refer to the section entitled "Potential Effects of the Reverse Stock Split" below for the risks associated with the reverse stock split.

         The Articles of Amendment to the Articles of Incorporation will not reduce the total number of authorized shares of capital stock of 100,000,000 shares, or the par value of the Fund's common stock. As of March 15, 2002, 4,456,882 shares of common stock were issued and outstanding.

POTENTIAL EFFECTS OF THE REVERSE STOCK SPLIT

         The immediate effect of a reverse stock split would be to reduce the number of shares of common stock outstanding, thereby, increasing the net asset value ("NAV") per share. A reverse stock split may result in an increase in the market price of the Fund's common stock. However, the effect of any reverse stock split upon the market price of the Fund's common stock cannot be predicted. The Fund cannot assure stockholders that the market price of its common stock after the reverse stock split will rise in exact proportion to the reduction in the number of shares of common stock outstanding. Also, as stated above, there can be no assurance that a reverse stock split would lead to a sustained increase in the market price of the Fund's common stock, that the market price would remain above the thresholds required by the NYSE, or that the Fund will be able to continue to meet the other continued listing requirements of the NYSE.

EFFECTS ON OWNERSHIP BY INDIVIDUAL STOCKHOLDERS. If the Fund implements a reverse stock split, the number of shares of common stock held by each stockholder would be reduced by dividing the number of shares held immediately before the reverse split by the exchange ratio. Any shares below one whole share shall receive fractional shares.

         The Fund will issue fractional shares for any fractional interest in a share to which such stockholder would otherwise be entitled as a result of the reverse split, as described below. The reverse stock split would affect the Fund's common stock uniformly and would not affect any stockholder's percentage ownership interests in the Company or proportionate voting power.

OTHER EFFECTS ON OUTSTANDING SHARES. The reverse stock split may result in some stockholders owning "odd-lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots may be higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

PROCEDURE FOR EFFECTING THE REVERSE STOCK SPLIT AND EXCHANGE OF STOCK
CERTIFICATES

         If the Stockholders approve the proposed amendment to the Fund's Articles of Incorporation, the Board of Directors may elect whether or not to declare the reverse stock split at any time after the Meeting. The reverse stock split would be implemented by filing the Articles of Amendment to the Articles of Incorporation with the Maryland Department of Assessments and Taxation, and the reverse stock split would become effective on the date of the filing.

         As of the effective date of a reverse stock split, each certificate representing shares of the Fund's common stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of common stock resulting from the reverse stock split.

         The Fund expects that its transfer agent would act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, stockholders would be notified of the effectiveness of the reverse split. Stockholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a stockholder until the stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

FRACTIONAL SHARES

         The Fund will issue fractional shares in connection with a reverse stock split. Stockholders will receive fractional shares if they hold a number of shares not evenly divisible by the exchange ratio.

NO APPRAISAL RIGHTS

         No appraisal rights are available under the Maryland General Corporation Law with respect to the reverse stock split, and we will not independently provide stockholders with any such rights. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally.

ACCOUNTING CONSEQUENCES

         The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion with the exchange ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced.

U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of material U.S. federal income tax consequences of the reverse stock split and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares are held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of the stockholder. Each stockholder is urged to consult with the stockholder's own tax advisor with respect to the consequences of the reverse stock split.

         No gain or loss should be recognized by a stockholder upon the stockholder's exchange of shares pursuant to the reverse stock split. The aggregate tax basis of the shares received in the reverse stock split, including any fraction of a share deemed to have been received, would be the same as the stockholder's aggregate tax basis in the shares exchanged. The stockholder's holding period for the shares would include the period during which the stockholder held the pre-split shares surrendered in the reverse stock split.

         Our view regarding the tax consequence of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences of the reverse stock split.

Required Vote

         The affirmative vote of a majority of all outstanding shares of common stock of the Company entitled to vote at the Meeting is required for approval of the reverse stock split and the amendment to the Articles of Incorporation. Abstentions and broker non-votes will have the same effect as a vote against the proposal.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED REVERSE STOCK SPLIT AND THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

                      INFORMATION PERTAINING TO THE FUND'S
                      INVESTMENT ADVISER AND ADMINISTRATOR


THE INVESTMENT ADVISER

         Cornerstone Advisors, Inc., which has its principal office at One West Pack Square, Suite 1650, Asheville, North Carolina 28801, was organized in February of 2001, to provide investment management services to closed-end investment companies and is registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended. Cornerstone Advisors is the investment manager to three other closed-end funds, Cornerstone Strategic Value Fund, Inc., EIS Fund, Inc. and The Cornerstone Strategic Return Fund, Inc.

         Mr. Bradshaw owns fifty percent (50%) of the total outstanding shares of common stock of Cornerstone Advisors and is Chairman of the Board, President and Director of the Fund. Mr. Bentz, who is the Vice President and Treasurer of the Fund, also owns fifty percent (50%) of the total outstanding shares of common stock of Cornerstone Advisors. The address of Messrs. Bradshaw and Bentz are One West Pack Square, Suite 1650, Asheville, North Carolina 28801.

THE ADMINISTRATOR

         Bear Stearns Funds Management Inc. (the "Administrator"), whose address is 383 Madison Avenue, 23rd Floor, New York, New York 10179, currently acts as the administrator of the Fund.


                 INFORMATION PERTAINING TO CERTAIN STOCKHOLDERS

         The following table sets forth the beneficial ownership of shares of the Fund, as of February 13, 2002, by each person known to the Fund to be deemed a beneficial owner of more than five (5%) percent of the total outstanding shares of common stock of the Fund:

                                                                 % OF FUND'S
  NAME AND ADDRESS                SHARES OF COMMON STOCK      OUTSTANDING SHARES
 OF BENEFICIAL OWNER                BENEFICIALLY OWNED        BENEFICIALLY OWNED

Deep Discount Advisors, Inc.(1)             721,900                   16.8%
One West Pack Square, Suite 777
Asheville, NC  28801

Ron Olin Investment(1)                    1,812,900                   42.2%
Management Company
One West Pack Square, Suite 777
Asheville, NC  28801

Ron Olin(2)                               1,219,600                   28.4%
One West Pack Square, Suite 777
Asheville, NC 28801

------------------
(1) Based solely upon information presented in a Schedule 13G/A, dated February 15, 2002, filed jointly by Deep Discount Advisors, Inc. and Ron Olin Investment Management Company. Pursuant to that Schedule 13G, each respective entity has both sole voting and dispositive power, as well as shared voting and dispositive power, over the shares beneficially owned. The Fund does not have any knowledge of who the ultimate beneficiaries are of the Fund's Shares.

(2) Based solely upon information presented in Schedule 13D, dated November 23, 2001.

         Additionally, on March 15, 2002, Cede & Co., a nominee for participants in the Depository Trust Company, held of record _________ shares of the Fund, equal to approximately ____% of the outstanding shares of the Fund.

                                 OTHER BUSINESS

         The Board of Directors of the Fund does not know of any other matter which may come before the Meeting, but should any other matter requiring a vote of stockholders arise, including any questions as to the adjournment of the Meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.

                    PROPOSALS TO BE SUBMITTED BY STOCKHOLDERS


         All proposals by stockholders of the Fund which are intended to be presented at the Fund's next Annual Meeting of Stockholders, to be held in the year 2003, must be received by the Fund addressed to Progressive Return Fund, Inc. c/o Bear Stearns Funds Management Inc., 383 Madison Avenue, 23rd Floor, New York, New York 10179 for inclusion in the Fund's proxy statement and proxy relating to that meeting in advance of the meeting as set forth below. Any stockholder who desires to bring a proposal at the Fund's 2003 Annual Meeting of Stockholders that will be included in the Fund's proxy statement must deliver (via the U.S. Post Office or such other means that guarantees delivery) written notice thereof to the Secretary of the Fund c/o Bear Stearns Funds Management Inc., 383 Madison Avenue, 13th Floor, New York, New York 10179 no earlier than one hundred twenty (120) calendar days and no later than ninety (90) days prior to the anniversary of the date of the Notice of the preceding year's Annual Meeting of Stockholders.

                                                   PROGRESSIVE RETURN FUND, INC.

                                                   Thomas R. Westle
                                                   Secretary

Dated:   March 25, 2002


         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE THEREFORE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                          PROGRESSIVE RETURN FUND, INC.

         Progressive Return Fund, Inc. (hereinafter referred to as the "Corporation"), a Maryland corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland:

FIRST: Article V Section (1) of the Articles of Incorporation is hereby amended in its entirety to read as follows:

         (1) The total number of shares of capital stock that the Corporation shall have authority to issue is one hundred million (100,000,000) shares, of the par value of one tenth of one percent ($0.001) per share and of the aggregate par value of one hundred thousand dollars ($100,000), all of which one hundred million (100,000,000) shares are designated Common Stock.

                  Simultaneously with the effective date of this amendment (the "Effective Date"), each share of the Corporation's common stock par value $0.001 per share, issued and outstanding immediately prior to the Effective Date (the "Pre-Split Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed (the "Reverse Stock Split") into 0.25 of one share of common stock par value $0.001 per share (the "Post Split Common Stock").

SECOND: The foregoing amendment to the Articles of Incorporation of the Corporation has been approved by the Board of Directors of the Corporation.

IN WITNESS THEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on this ____ day of April, 2002.

                                                PROGRESSIVE RETURN FUND, INC.


                                                By: ____________________________
                                                Name:    Ralph W. Bradshaw
                                                Title:   President
WITNESS:


By: _________________________
Name:    Thomas R. Westle
Title:   Secretary

                               FORM OF PROXY CARD

                          PROGRESSIVE RETURN FUND, INC.

         The undersigned stockholder of Progressive Return Fund, Inc. (the "Fund") hereby constitutes and appoints Messrs. Ralph W. Bradshaw, Thomas R. Westle and Frank J. Maresca, or any of them, the action of a majority of them voting to be controlling, as proxy of the undersigned, with full power of substitution, to vote all shares of common stock of the Fund standing in his or her name on the books of the Fund at the Annual Meeting of Stockholders of the Fund to be held on Thursday, April 18, 2002 at 11:00 a.m., New York time, at the offices of Bear Stearns Funds Management Inc., 383 Madison Avenue, 13th Floor, Conference Room 301, New York, New York 10179, or at any adjournment thereof, with all the powers which the undersigned would possess if personally present, as designated on the reverse hereof.

         The undersigned hereby revokes any proxy previously given and instructs the said proxies to vote in accordance with the aforementioned instructions with respect to (a) the election of two Class II Directors; (b) the ratification of the selection by the Board of Directors of the Fund's independent accountants;
(c) approve the one-for-four reverse stock split of the Fund's issued and outstanding shares of common stock and the amendment to the Articles of Incorporation; and (d) the consideration and vote of such other matters as may properly come before the Annual Meeting of Stockholders or any adjournment thereof. If no such specification is made, the undersigned will vote FOR each of the proposals set forth above, and in their discretion with respect to such other matters as may properly come before the Annual Meeting of Stockholders.


--------------------------------------------------------------------------------


      THIS PROXY IS SOLICITED ON BEHALF OF PROGRESSIVE RETURN FUND, INC.'S
        BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE
                                     HELD ON

                                 April 18, 2002

                    (To be dated and signed on reverse side)

Please mark boxes / / or /X/ in blue or black ink.

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE:

 --------
    X
 --------

1.       To elect two (2) Class II Directors:       FOR              WITHHELD
         Edwin Meese III                            [ ]                [ ]

         Ralph W. Bradshaw                          [ ]                [ ]

2. To ratify the selection by the Board of Directors of Tait, Weller & Baker as the Fund's independent accountants for the year ending December 31, 2002:

                                                    FOR       AGAINST    ABSTAIN
                                                    [ ]         [ ]        [ ]

3. To approve the one-for-four reverse stock split of the issued and outstanding shares of common stock and the amendment to the Articles of
         Incorporation:

                                                    FOR        AGAINST   ABSTAIN
                                                    [ ]         [ ]        [ ]

     In their discretion, the proxies are authorized to consider and vote upon such matters as may properly come before said Meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF EACH PROPOSAL.

Your proxy is important to assure a quorum at the Annual Meeting of Stockholders whether or not you plan to attend the meeting in person. You may revoke this proxy at anytime, and the giving of it will not effect your right to attend the Annual Meeting of Stockholders and vote in person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE(S)____________________________ DATE___________________

NOTE: Please sign exactly as name appears. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer and if a partnership, please sign in full partnership name by authorized person.